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                                   Schedule I
                          to Asset Purchase Agreement
                between West Coast Entertainment Corporation and
                  the Sellers and Principals Identified Below

Section of Agreement
in Which Item is
Referenced                    Item
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Recital                       Name, Address and Principal Office of Each Seller:

                              Ernest DeCaro
                              Broad & Park Video, Inc.
                              c/o Bristol Environmental, Inc.
                              1605 Hanford Street
                              Levittown, PA  19057



Recital                       Principals: Ernest M. DeCaro, III
                                          Jeffrey J. Cantwell

1.1(a)(ix)                    Trade Names: West Coast Video


1.1(c)                        Retail Video Store:









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        Total Number of Stores:  one

        West Coast Video
        2200 South Broad Street
        Trenton, NJ 08610

        Owner: Broad & Park Video, Inc.


1.3(a)  Purchase Price:   $425,000

1.3(b)  Cash Percentage:  60% ($255,000)


1.3(c) "Net Operating Cash Flow" shall be equal to (i) the pre-tax income from the Stores for the 12-month period ending on July 31, 1996, plus (ii) all debt-related interest expense for the Stores and depreciation and amortization expenses for the Stores for such 12-month period, plus (iii) all royalty expenses (if any if expensed) attributable to such stores during such 12-month period, plus (iv) Seller related expenses less (v) all rental product purchases for the Stores during such 12-month period (including revenue sharing expenses if not previously expensed), less
       (vi) all earned income interest for such 12-month period; with such components of Net Operating Cash Flow determined in accordance with generally accepted accounting principles applied consistently with the Sellers' past practices.

1.4    Assumed Liabilities:

       1. All obligations of Seller continuing after the Closing under the Lease Agreements listed on Schedule 2.11 which become due and payable after the Closing Date. Buyer shall indemnify and hold harmless Seller and Principals from any liabilities accruing subsequent to the Closing Date under the Lease Agreement between Gene Epstein Enterprises, Seller and Principals, dated November 1, 1988.

       2. All obligations of Seller continuing after the Closing under the Ticket Outlet Agreement between Ticketmaster-Delaware Valley, Inc. and Broad & Park Video, Inc. dated April 17, 1995 which become due and payable after the Closing Date. Buyer shall make appropriate arrangements to properly have the $20,000 deposit/letter of credit posted by Seller with Ticketmaster returned to Seller.

       3. All obligations of Seller continuing after the Closing under the Franchise Agreement between West Coast Video Enterprises, Inc. and Broad & Park Video, Inc., dated August 31, 1988 which become due and payable after the Closing Date.

       4. Approximately $9,389 to Sight & Sound Distributors (ordered new releases).

       5. Approximately $500 to Mid-Atlantic Periodicals (ordered new releases).

       The amount of Assumed Liabilities shall not reduce the Purchase Price.

1.6    Closing Date:  On or about November 15, 1996

2.1    Type of Entity of Seller:

       Corporation

       Jurisdictions where qualification required:

       None





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2.2     Seller's State of Organization:
                New Jersey

        Authorized Capital Stock:
                1,000 shares

        Issued Capital Stock:
                1,000 shares

        Identity of holders of Interest in Seller
                Ernest M DeCaro, III - 500 shares
                Jeffrey J. Cantwell  - 500 shares


2.5(c)  Minimum Net Operating Cash Flow:  $125,000

7.10    Amount of Cash to Be Left at each Store on Closing Date:  $300.

14      Address for notices for purposes of Section 14:

        To any Principal:               Ernest M. DeCaro, III
                                        c/o Bristol Environmental, Inc.
                                        1605 Hanford Street
                                        Levittown, PA 19507

                                        Jeffrey J. Cantwell
                                        28 Cove Road
                                        Moorestown, NJ 08057

        With a copy to:                 S. Laurence Shaiman, Esquire
                                        Shaiman, Rovin & Silverman, P.C.
                                        1411 Walnut Street
                                        Suite 1015
                                        Philadelphia, PA 19102